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                                                                    EXHIBIT 21.1

                    BURLINGTON NORTHERN SANTA FE CORPORATION

                                 SUBSIDIARIES*

   BURLINGTON NORTHERN SANTA FE CORPORATION
     BNSF Acquisition, Inc. (DE)..........................................  100%
     Burlington Northern Santa Fe British Columbia, Ltd. (DE).............  100%
     FreightWise, Inc. (DE)...............................................  100%


     The Burlington Northern and Santa Fe Railway Company (DE)............  100%
       Alameda Belt Line (CA).............................................   50%
       BN Leasing Corporation (DE)........................................  100%
       Burlington Northern Dock Corporation (DE)..........................  100%


       Burlington Northern International Services, Inc. (DE)..............  100%
       Burlington Northern (Manitoba) Limited.............................  100%
       Burlington Northern Railroad Holdings, Inc. (DE)...................  100%
       Burlington Northern Santa Fe Manitoba, Inc. (DE)...................  100%


       Burlington Northern Santa Fe Properties, LLC (DE)..................  100%


       Burlington Northern Worldwide, Inc. (DE)...........................  100%
       Central California Traction Company (CA)........................... 33.3%
       Constellation 130, Inc. (CA).......................................  100%
       The Dodge City and Cimarron Valley Railway Company (KS)............  100%
       Electro Northern, Inc. (DE)........................................  100%
       Houston Belt & Terminal Railway Company (TX).......................   50%
       INB Corp. (NV).....................................................  100%
       Los Angeles Junction Railway Company (CA)..........................  100%
       M-R Holdings Acquisition Company (DE)..............................  100%
       M T Properties, Inc. (MN).......................................... 37.8%
       Midwest/Northwest Properties Inc. (DE).............................  100%
       Northern Radio Limited (British Columbia)..........................  100%
       The Oakland Terminal Railway (CA)..................................   50%
       Oklahoma City Junction Railway Company (OK)........................  100%
       Paducah & Illinois Railroad Company (KY)........................... 33.3%
       Pine Canyon Land Company (DE)......................................  100%
       Portland Terminal Railroad Company (OR)............................   40%
       Rio Grande, El Paso and Santa Fe Railroad Company (TX).............  100%


       SFP Pipeline Holdings, Inc. (DE)...................................  100%
         Santa Fe Pacific Pipelines, Inc. (DE)............................  100%


       Santa Fe Pacific Insurance Company (VT)............................  100%
       Santa Fe Pacific Railroad Company (Act of Congress)................  100%
       Santa Fe Receivables Corporation (DE)..............................  100%
       Star Lake Railroad Company (DE)....................................  100%
       St. Joseph Terminal Railroad Company...............................   50%
       Sunset Communications Company (DE).................................  100%
       Sunset Railway Company (CA)........................................   50%
       TTX Company (DE)...................................................   17%
       Terminal Railroad Association of St. Louis (MO).................... 14.3%
       Western Fruit Express Company (DE).................................  100%
       The Wichita Union Terminal Railway Company (KS).................... 66.6%
       Winona Bridge Railway Company (MN).................................  100%

   *The names of certain subsidiaries of Burlington Northern Santa Fe Corporation are omitted as those subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.